Exhibit 10.9

Form of Option Award Agreement

OPTION AWARD AGREEMENT (“Option Agreement”) UNDER THE SANTANDER CONSUMER USA, INC. 2011 MANAGEMENT EQUITY PLAN, dated as of December 31, 2011, between SANTANDER CONSUMER USA, INC., an Illinois corporation (the “Company”), and the individual set forth on the signature page to this Option Agreement (the “Optionee”).

WHEREAS the Company, acting through the Company’s Board of Directors (the “Board”) has agreed to grant to the Optionee, effective on the date hereof (the “Grant Date”), options under the Company’s 2011 Management Equity Plan (the “Plan”) to purchase a number of shares of Common Stock on the terms and subject to the conditions set forth in this Option Agreement and the Plan;

WHEREAS the Company and the Optionee are executing a shareholders agreement of even date herewith (the “Management Shareholders Agreement”); and

WHEREAS future securities in the Company (including those being acquired pursuant to this Option Agreement or pursuant to the exercise of Options) owned by the Optionee shall be subject to the terms of the Management Shareholders Agreement.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Option Agreement, the parties hereto hereby agree as follows:

SECTION 1. The Plan. The grant of Options set forth in this Option Agreement is made pursuant to the Plan, all the terms of which are hereby incorporated in this Option Agreement. In the event of any conflict between the terms of the Plan and the terms of this Option Agreement, the terms of the Plan shall govern. A copy of the Plan is attached as Exhibit A to this Option Agreement. Capitalized terms used in this Option Agreement that are not defined in this Option Agreement have the meanings as used or defined in the Plan.

SECTION 2. Option; Exercise Price. (a) Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Option Agreement, the Committee hereby grants to the Optionee an award of options (the “Options”) to purchase shares of Common Stock (each, a “Share”) pursuant to Time Options, Fair Market Value Performance Options and Premium Strike Price Performance Options (the Fair Market Value Performance Options and the Premium Strike Price Performance Options together, the “Performance Options”) at the applicable price per Share (the “Exercise Price”) and in the amounts set forth on the signature page hereto. The Options are not intended to qualify as “incentive stock options” (within the meaning of Section 422 of the Code).

(b) Notwithstanding the foregoing Section 2(a), the Committee’s grant of the Options to the Optionee is contingent on the Optionee’s entry into the Management shareholders Agreement.

SECTION 3. Term. The term of the Options shall commence on the Grant Date and shall expire on the tenth anniversary of the Grant Date, unless the Options shall have sooner been terminated in accordance with the terms of the Plan or this Option Agreement.

SECTION 4. Vesting. Subject to Section 11 of this Option Agreement and Section 13 of the Plan, the Time Options shall vest subject to, and in accordance with, Section 8(b) of the Plan, and the Performance Options shall vest subject to, and in accordance with, Section 8(c) of the Plan. The Threshold ROE Hurdle targets applicable to the Performance Options are set forth in Exhibit B of this Option Agreement. In the event of a Change in Control, the vesting of Options will be governed by Section 12 of the Plan.

SECTION 5. Exercise of Options. Options that have become vested and exercisable in accordance with this Option Agreement and the Plan (“Vested Options”) may be exercised, in whole or in part (but for the purchase of whole Shares only), by delivery to the Company of (i) written or electronic notice, complying with Section 9(b) of the Plan and the applicable procedures established by the Committee or the Company, stating the number of Options that are thereby exercised, the Exercise Price, the manner of payment for such Shares and the manner of satisfaction of applicable withholding taxes, (ii) full payment, in accordance with Section 9(a) of the Plan, of the aggregate Exercise Price for the Shares with respect to which the Options are thereby exercised and (iii) evidence of full satisfaction of all requirements of Section 9(c) of the Plan, including the payment of any applicable withholding taxes in any manner set forth in Section 10 of the Plan. The notice shall be signed by the Optionee or any other person then entitled to exercise the Options.

SECTION 6. Forfeiture of Options; Expiration of Term. Except as otherwise provided in Section 8(b), 8(c) or 13 of the Plan or as otherwise determined by the Committee in its sole discretion, all Options that are not Vested Options will be automatically forfeited upon the Optionee’s separation from service with the Company and its Subsidiaries for any reason. Except as otherwise determined by the Committee in its sole discretion and subject to Section 11 of this Option Agreement and Sections 11 and 13 of the Plan, all Options that are Vested Options will remain exercisable until the expiration of the relevant period set forth in Section 7 of the Plan.

SECTION 7. No Rights as a Shareholder. The Optionee shall not have any rights or privileges of a shareholder of the Company with respect to the Options subject to this Option Agreement unless and until certificates representing Shares are actually issued and delivered to the Optionee or the Optionee’s legal representative upon exercise of Vested Options.

SECTION 8. Non-Transferability of Options; Shareholders Agreements. Except to the extent otherwise determined by the Committee, Options may not be sold, assigned, alienated transferred, pledged, attached or encumbered except as provided in Section 17 of the Plan. Shares acquired pursuant to the exercise of Options hereunder will be subject to the Management Shareholders Agreement. Any purported or attempted sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option in violation of the provisions of this Section 8 and Section 17 of the Plan or the Shares acquired pursuant to the exercise of such Options contrary to the provisions of the Management Shareholders Agreement shall be null and void and without effect.

SECTION 9. Withholding, Consents and Legends. (a) Withholding. The delivery of Shares pursuant to Section 5 of this Option Agreement is conditioned on payment of any applicable withholding taxes in the manner set forth in Section 10 of the Plan. Except as otherwise determined by the Committee, no later than the date as of which an amount first becomes includible in the Optionee’s gross income for Federal, state, local or foreign income tax purposes with respect to the exercise of any Options, the Optionee shall pay to the Company in cash (by wire transfer of immediately available funds to a bank account of the Company designated by the Company or by delivery of a personal or certified check payable to the Company) any Federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount.

(b) Consents. The Optionee’s rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Committee of any required consents that the Committee may determine to be necessary or advisable (including the Optionee’s consenting to the Company’s supplying to any third-party record keeper of the Plan such personal information as the Committee deems advisable to administer the Plan).

(c) Legends. The Company may affix to certificates for Shares issued pursuant to this Option Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Optionee may be subject under any applicable securities laws or the Management Shareholders Agreement). The Committee may instruct the transfer agent to place a stop order against any Shares.

SECTION 10. Optionee’s Undertaking. The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Option Agreement, the Plan and the Management Shareholders Agreement; provided, however, that such additional actions and documents are consistent with the terms of this Option Agreement, the Plan or the Management Shareholders Agreement.

SECTION 11. Restrictive Covenants. The grant, vesting and exercise of Options pursuant to this Option Agreement shall be subject to the Optionee’s continued compliance with the restrictive covenants in Article 5 of the Management Shareholders Agreement. Notwithstanding any provision of this Option Agreement or the Plan, in the event of any material breach of the restrictive covenants applicable to the Optionee, the Committee, in its sole discretion, may provide for the immediate forfeiture of all outstanding Options, including all Vested Options; provided, however, that, solely in the case of an Optionee’s first material violation of the applicable restrictive covenants, in order for the Committee to provide for forfeiture of such Options, the Company must first provide the Optionee with written notice of the violation and a period of 10 days in order to cure such violation (to the extent that such violation may be cured).

SECTION 12. Successors and Assigns of the Company. The terms and conditions of this Option Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

SECTION 13. Committee Discretion. The Committee shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Option Agreement, and its determinations shall be final, binding and conclusive.

SECTION 14. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b) EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF (i) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND (ii) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 14. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (A) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR (B) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14. (d) THE OPTIONEE HEREBY AGREES TO KEEP CONFIDENTIAL THE EXISTENCE OF, AND ANY INFORMATION CONCERNING, A DISPUTE DESCRIBED IN THIS SECTION 14, EXCEPT THAT THE OPTIONEE MAY

DISCLOSE INFORMATION CONCERNING SUCH DISPUTE TO THE COURT THAT IS CONSIDERING SUCH DISPUTE OR TO THE OPTIONEE’S LEGAL COUNSEL (PROVIDED THAT SUCH COUNSEL AGREES NOT TO DISCLOSE ANY SUCH INFORMATION OTHER THAN AS NECESSARY TO THE PROSECUTION OR DEFENSE OF THE DISPUTE).

SECTION 15. Notice. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or other electronic delivery or sent, postage prepaid, by registered, certified or express mail or overnight courier service, as follows:

If to the Company:	Santander Consumer USA Inc.
8585 N. Stemmons Frwy.
Suite 1100-North
Dallas, TX 75247
Attention: Eldridge Burns, Esq.
Facsimile: (972) -755-8382

with copies to:	Banco Santander, S.A.
Ciudad Grupo Santander
Edificio Pinar p1 0
25660 Boadilla del Monte
Madrid, Spain
Attention: Pablo Castilla Reparaz,
Corporate Legal Counsel
Facsimile: +34 91 257 01 15

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Attention: Jennifer S. Conway, Esq.
Facsimile: (212) 474-3700

If to the Optionee:	To the Optionee’s address as most recently
supplied to the Company and set forth in
the Company’s records

The parties may change the address to which notices under this Option Agreement shall be sent by providing written notice to the other in the manner specified above.

SECTION 16. Headings and Construction. Headings are given to the Sections and subsections of this Option Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Option Agreement or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Option Agreement, they shall be deemed to be followed by the words “but not limited to”. The term “or” is not exclusive.

SECTION 17. Amendment of this Option Agreement. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Option Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the Optionee’s rights under this Option Agreement shall not to that extent be effective without the Optionee’s consent (it being understood, notwithstanding the foregoing proviso, that this Option Agreement and the Options shall be subject to the provisions of Section 11 of the Plan).

SECTION 18. Counterparts. This Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The Optionee and the Company hereby acknowledge and agree that signatures delivered by facsimile or electronic means (including by “pdf”) shall be deemed effective for all purposes.

IN WITNESS WHEREOF, the parties have duly executed this Option Agreement as of the date first written above

SANTANDER CONSUMER USA, INC.,
by

Name:	Thomas G. Dundon
Title:	Chief Executive Officer

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS OPTION AGREEMENT, INCLUDING THE DISPUTE RESOLUTION PROVISIONS SET FORTH IN SECTION 14 OF THIS OPTION AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU SHALL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS OPTION AGREEMENT.

[OPTIONEE],

Number of Shares of Common Stock subject to Time Options:

Number of Shares of Common Stock subject to Fair Market Value Performance Options:

Number of Shares of Common Stock subject to Premium Strike Price Performance Options:

Exercise Price for Time Options and Fair Market Value Performance Options:
Exercise Price for Premium Strike Price Performance Options:

EXHIBIT A

[2011 SANTANDER CONSUMER USA, INC. 2011 MANAGEMENT EQUITY PLAN]

EXHIBIT B

Schedule of Threshold ROE Hurdle Targets

Calendar Year	Threshold ROE Hurdle Target (%)
2012	27.5
2013	27.5
2014	18
2015	18
2016[1]	18